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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



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                                    FORM 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):

                                October 30, 1998

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                         Commission file number 0-13497

                         PITNEY BOWES CREDIT CORPORATION
           Incorporated pursuant to the Laws of the State of Delaware




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       Internal Revenue Service -- Employer Identification No. 06-0946476

                   27 Waterview Drive, Shelton, CT 06484-4361
                                 (203) 922-4000







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Item 2 -- Acquisition or Disposition of Assets

On October 30, 1998, the Company's wholly owned subsidiary, Colonial Pacific Leasing Corporation ("CPLC"), transferred the operations, employees and substantially all assets related to its broker-oriented external financing business to General Electric Capital Corporation ("GECC"). The Company received approximately $790 million at closing, which approximates the book value of net assets sold or otherwise disposed of, together with related transaction costs. The transaction is subject to post-closing adjustments pursuant to the terms of the purchase agreement with GECC executed on October 12, 1998. Proceeds from the sale will be used in general operations and to pay down debt.



Item 7 -- Financial Statements and Exhibits

b.   Pro forma financial information

     Pro forma financial information was provided under separate cover on Form 8-K filed on November 16, 1998.



c. The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

     Exhibit

      (2.1)         Pitney Bowes Credit  Corporation,  Colonial  Pacific Leasing
                    Corporation,  CPLC  II Inc.  and  General  Electric  Capital
                    Corporation - Stock Purchase  Agreement  Dated as of October
                    12, 1998 (Excluding Schedules, Annexes and Exhibits thereto,
                    which will be furnished upon request)                                    See Exhibit (i)

      (2.2)         Amendment to Stock Purchase Agreement                                       See Exhibit (ii)







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                         PITNEY BOWES CREDIT CORPORATION

                                           By        /s/ NANCY E. COOPER
                                                    ----------------------
                                                        Nancy E. Cooper
                                                  Vice President, Finance and
                                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated:  November 18, 1998





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